UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
  2901 West Bluegrass Blvd., Suite 100
Lehi, Utah 84043
(Address of principal executive offices and zip code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	NATR	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on August 25, 2014, Nature’s Sunshine Products, Inc. (the “Company”), completed a transaction with Shanghai Fosun Pharmaceutical (Group) Co., Ltd. (“Fosun Pharma”), which created two joint ventures each owned 80% by the Company and 20% by Fosun Industrial Co., Ltd., (“Fosun Industrial”). a wholly owned subsidiary of Fosun Pharma. The joint ventures, known as Nature’s Sunshine Hong Kong Limited (the “Hong Kong Joint Venture”) and Shanghai Nature’s Sunshine Health Products Co., Ltd (the “Shanghai Joint Venture, and collectively with the Hong Kong Joint Venture, the “Joint Ventures”), market and distribute Nature’s Sunshine products in China. The Operating Agreements for both the Hong Kong Joint Venture and the Shanghai Joint Venture provide that if Fosun Pharma, together with its affiliates, ceases to own at least 5% of the outstanding shares of the Company’s common stock, Fosun Pharma will sell to the Company, and the Company will purchase, Fosun Pharma’s interests in the Joint Ventures, with the Joint Ventures’ limited liability companies continuing under the Company’s sole ownership.

On June 27, 2025, Fosun Pharma, through one of its affiliates, sold 2,854,607 shares of the Company’s common stock and, as a result, Fosun Pharma ceased to own at least 5% of the outstanding shares of the Company’s common stock. Following the closing of such sale, on June 30, 2025, the Company entered into share purchase agreements (the “Purchase Agreements”) with Fosun Industrial, pursuant to which the Company agreed to purchase (i)
Fosun Industrial’s interest in the Hong Kong Joint Venture for aggregate cash consideration in the amount of $3.9 million and (ii) Fosun Industrial’s interest in the Shanghai Joint Venture for aggregate cash consideration in the amount of $3.1 million (the “Joint Venture Repurchases”).

The Joint Venture Repurchases are subject to customary closing conditions, including making applicable regulatory submissions to the People’s Republic of China (“PRC”) State Administration for Market Regulation and submitting required applications to the PRC Ministry of Commerce.

The foregoing description of the Purchase Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreements, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements related to the anticipated closing of the Joint Venture Repurchases. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties, many of which are beyond the Company’s control, include the ability of the Company and Fosun Industrial to satisfy certain conditions to closing on a timely basis or at all, as well as other risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2025, and in the Company’s other filings with the SEC, including, without limitation, the Company’s reports on Forms 8-K and 10-Q, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs.
The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Item No.	Exhibit
10.1	Share Purchase Agreement dated June 30, 2025 between the Company and Fosun Industrial, relating to Nature’s Sunshine Hong Kong Limited
10.2	Share Purchase Agreement dated June 30, 2025 between the Company and Fosun Industrial, relating to Shanghai Nature’s Sunshine Health Products Co., Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: July 7, 2025	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Corporate Secretary